Exhibit 99.1

ZELTIQ ANNOUNCES FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Full year 2014 Revenue of $174.5 million, up 56% year-over-year

Increases Full Year 2015 Revenue Guidance to $230 - $235 million, ~35% year-over-year

Received FDA Clearance to Perform CoolSculpting® at Lower Temperatures

Announced Launch of New CoolSmooth PRO™ Applicator

•	Full year 2014 Adjusted EBITDA margin of 7.6%, versus –9.8% in 2013

•	Full year 2014 net income of $1.5 million, or $0.04 per share, compared to net loss of $19.3 million, or ($0.53) per share in 2013

•	Fourth quarter revenue of $50.8 million, up 42% year-over-year

•	Company record of 354 systems shipped in Q4 2014, compared to 263 systems in Q4 2013, bringing total system installed base to 3,176 systems

•	173,895 revenue cycles shipped in Q4 2014, up 59% compared to Q4 2013

PLEASANTON, CA (March 3, 2015) – ZELTIQ®, (Nasdaq: ZLTQ) a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform, today announced financial results for the fourth quarter and full year 2014.

Mark Foley, President and Chief Executive Officer, said, “I am very pleased with the sustained momentum we are experiencing in the marketplace as evidenced by our record system placements, strong year-over-year utilization trends and our first full year of profitability. Additionally, I am very proud of our organization’s ability to accelerate our year-over-year growth rate, off of a larger revenue base, and our fourth quarter results reflect the success we are having in penetrating and growing the large, non-invasive fat reduction market. It is worth noting that after our January pre-announcement of preliminary results, we booked a non-cash, reduction of revenue of approximately $833,000 related to consulting customer equity awards granted in both 2013 and 2014. This entire reclassification was booked in the fourth quarter and without this adjustment, our revenue results were in line with our prior pre-announcement while our profitability came in above expectations. In addition to our strong financial results, we received FDA clearance to perform our CoolSculpting procedure at colder temperatures, which we believe will enhance efficacy, significantly reduce treatment times and further enhance the value we offer to both physicians and patients for years to come. In conjunction with this FDA clearance, we announced our plans to launch a new applicator, CoolSmooth PRO™, which is a next generation surface applicator designed to enable significantly shorter treatment times and includes an improved strapping system. Currently, we plan to launch this new applicator in Q2 of this year.”

Mr. Foley continued, “As I look into 2015 and beyond, we are very well positioned to continue to grow our market leadership position. With an expanded and fully trained sales and marketing organization, increased investment in brand awareness, the opening of our East Coast CoolSculpting University and a greater focus on our international markets, we remain very excited about the opportunity ahead. Also, through the pioneering and innovative efforts of our R&D organization, we are continuing to deliver significant enhancements to our cooling platform and are making encouraging progress on new initiatives. Later this year, we plan to introduce another new applicator, CoolMini™, which is designed to treat smaller fat pockets and the submental, or chin fat, area. Our multi-year outlook for robust revenue growth with improving profitability remains intact and we have just entered the next phase of our ongoing relationship with a national aesthetic chain. In light of this recent development, we are increasing full year 2015 revenue guidance in the range of $230 million to $235 million which would represent approximately 35% year-over-year growth.”

Fourth Quarter Financial Review

Total revenue for the fourth quarter 2014 was $50.8 million, consisting of $28.4 million of system revenue and $22.4 million of consumable revenue. This compares to total revenue of $35.8 million, consisting of $21.4 million of system revenue and $14.4 million of consumable revenue for the fourth quarter 2013. Total revenue cycles shipped increased 59% to 173,895 for the fourth quarter 2014, compared to 109,170 for the fourth quarter 2013.

Gross profit was $35.9 million, or 71% of revenue, for the fourth quarter 2014, compared to gross profit of $25.1 million, or 70% of revenue, for the fourth quarter 2013. Operating expenses for the fourth quarter 2014 were $34.3 million, compared to $30.4 million for the fourth quarter 2013.

Income from operations for the fourth quarter 2014 was $1.6 million, compared to a loss from operations of $5.3 million for the fourth quarter 2013. Net income for the fourth quarter 2014 was $1.3 million, or $0.03 per share, compared to a net loss of $5.4 million for the fourth quarter 2013, or ($0.15) per share. Weighted average diluted shares outstanding was 41.4 million for the fourth quarter 2014, compared to weighted average basic shares outstanding of 36.7 million for the fourth quarter 2013.

On a non-GAAP basis, ZELTIQ reported adjusted EBITDA of positive $4.4 million, or 8.7% of revenue, for the fourth quarter 2014, compared to negative $2.3 million, or -6.4% of revenue, for the fourth quarter 2013.

Cash and cash equivalents, short-term investments, and long-term investments were $49.7 million as of December 31, 2014 compared to $56.1 million as of December 31, 2013, and $48.1 million as of September 30, 2014.

Full Year Financial Review

Total revenue for the full year 2014 was $174.5 million, consisting of $93.0 million of system revenue and $81.5 million of consumable revenue. This compares to total revenue of $111.6 million, consisting of $61.4 million of system revenue and $50.3 million of consumable revenue for the full year 2013. Total revenue cycles shipped increased 64% to 625,186 for the full year 2014, compared to 382,247 for the full year 2013.

Gross profit was $124.4 million, or 71% of revenue, for the full year 2014, compared to gross profit of $77.4 million, or 69% of revenue, for the full year 2013. Operating expenses for the full year 2014 were $122.3 million, compared to $96.8 million for the full year 2013.

Income from operations for the full year 2014 was $2.1 million, compared to a loss from operations of $19.3 million for the full year 2013. Net income for the full year 2014 was $1.5 million, or $0.04 per share, compared to a net loss of $19.3 million for the full year 2013, or ($0.53) per share. Weighted average diluted shares outstanding was 41.0 million for the full year 2014, compared to weighted average basic shares outstanding of 36.2 million for the full year 2013.

On a non-GAAP basis, ZELTIQ reported adjusted EBITDA of $13.3 million, or 7.6% of revenue, for the full year 2014, compared to negative $11.0 million, or -9.8% of revenue, for the full year 2013.

Full Year 2015 Financial Guidance

ZELTIQ is providing financial guidance for the full year 2015, as follows:

•	Revenue guidance in the range of $230 million to $235 million

•	Consumable revenue of approximately 50% of total revenue

•	Gross profit margin of approximately 71% of total revenue

•	Operating expenses of approximately 70% to 71% of total revenue

•	Stock-based compensation, depreciation, and amortization expense of approximately 7% of total revenue

•	Adjusted EBITDA margin in the range of 7% to 8% of total revenue

Additional information regarding ZELTIQ’s results and guidance can be found in ZELTIQ’s Supplemental Financial and Operational Information schedule by CLICKING HERE or by visiting the Investor Relations section of ZELTIQ’s website at www.zeltiq.com.

Use of Non-GAAP Financial Measures

ZELTIQ has supplemented its GAAP net income (loss) with a non-GAAP measure of Adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of ZELTIQ, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP Adjusted EBITDA to GAAP net income (loss) in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the ZELTIQ’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

Conference Call

ZELTIQ will hold a conference call today at 1:30 p.m. PT / 4:30 p.m. ET to discuss the results. The dial-in numbers are (877) 280-7291 for domestic callers and (707) 287-9361 for international callers. A live webcast of the conference call will be available online from the investor relations page of ZELTIQ’s corporate website at www.coolsculpting.com.

A replay of the webcast will remain available on ZELTIQ’s website, www.coolsculpting.com, until ZELTIQ releases its first quarter 2015 financial results. In addition, a telephonic replay of the call will be available until March 10, 2015. The replay dial-in numbers are (855) 859-2056 for domestic callers and (404) 537-3406 for international callers. Please use the replay conference ID number 83968216.

About ZELTIQ® Aesthetics

ZELTIQ is a medical technology company focused on developing and commercializing products utilizing its proprietary controlled-cooling technology platform. ZELTIQ’s first commercial product, the CoolSculpting® System, is designed to selectively reduce stubborn fat bulges. CoolSculpting is based on the scientific principle that fat cells are more sensitive to cold than the overlying skin and surrounding tissues. It utilizes patented technology of precisely controlled cooling to reduce the temperature of fat cells in the treated area, which is intended to cause fat cell elimination through a natural biological process known as apoptosis. ZELTIQ developed CoolSculpting to safely, noticeably, and measurably reduce the fat layer.

Forward-Looking Statements

The statements made in this press release regarding ZELTIQ’s belief that FDA clearance to perform CoolSculpting procedures at colder temperatures will enhance efficacy, significantly reduce treatment times and further enhance the value ZELTIQ offers to both physicians and patients, its plans to launch CoolSmooth PRO™ including the timing thereof, ZELTIQ’S belief that it is well positioned to continue to grow its market leadership position, ZELTIQ’S plans to introduce CoolMini™, ZELTIQ’s outlook for revenue growth and improving profitability and its financial projections for 2015 and the statements under the caption “Full Year 2015 Financial Guidance,” are forward-looking statements. The words “believe,” “plan”, ‘continuing,” “will”, and “guidance” and similar words that denote future events or results identify these forward-looking statements. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond ZELTIQ’s control and that could materially affect ZELTIQ’s actual business operations and financial performance and condition. Factors that could cause actual results to differ from those contemplated by these forward-looking statements include, but are not limited to: less than anticipated growth in the number of physicians electing to purchase CoolSculpting Systems; patient demand for CoolSculpting procedures may be lower than ZELTIQ expects; product or procedure announcements by competitors may decrease demand for CoolSculpting procedures; ZELTIQ may incorrectly estimate or control its future expenditures; ZELTIQ’s sales and marketing plans may fail to increase sales as ZELTIQ expects; technical difficulties may arise in the completion of development of CoolSmooth PRO™ and/or CoolMini™; patients or physicians may not view the benefits of CoolSculpting procedures at colder temperatures to be the same as ZELTIQ does; as well as those other risks and uncertainties set forth in ZELTIQ’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, filed with the SEC on October 28, 2014. These forward-looking statements speak only as of the date of this press release. ZELTIQ expressly disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or otherwise.

CONTACTS:

Investor Relations:

Patrick F. Williams

ZELTIQ, Senior Vice President and CFO

925-474-2500

Nick Laudico

The Ruth Group

646-536-7030

nlaudico@theruthgroup.com

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$28,649	$25,798
Short-term investments	16,286	18,840
Accounts receivable, net	21,472	10,221
Inventory	15,536	8,406
Prepaid expenses and other current assets	7,060	4,368

Total current assets	89,003	67,633
Long-term investments	4,805	11,442
Restricted cash	560	331
Property and equipment, net	3,724	2,158
Intangible asset, net	5,780	6,481
Other assets	33	9

Total assets	$103,905	$88,054

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$5,824	$5,165
Accrued liabilities	21,450	18,364
Deferred revenue	5,069	1,674
Current portion of capital lease obligations	120	—

Total current liabilities	32,463	25,203
Long-term capital lease obligations, less current portion	262	—
Other non-current liabilities	661	275

Total liabilities	$33,386	$25,478

STOCKHOLDERS’ EQUITY:
Total stockholders’ equity	70,519	62,576

Total liabilities and stockholders’ equity	$103,905	$88,054

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statement of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
	2014	2013	2014	2013
Revenue	$50,772	$35,841	$174,478	$111,626
Cost of revenue	14,833	10,727	50,064	34,189

Gross profit	35,939	25,114	124,414	77,437

Operating expenses:
Research and development	5,335	5,187	18,196	17,090
Sales and marketing	23,325	20,531	83,579	63,185
General and administrative	5,672	4,701	20,515	16,510

Total operating expenses	34,332	30,419	122,290	96,785

Income (loss) from operations	1,607	(5,305)	2,124	(19,348)
Interest income, net	16	20	63	80
Other (expense) income, net	(88)	(59)	(425)	103

Income (loss) before income taxes	1,535	(5,344)	1,762	(19,165)
Income tax expense	218	61	231	140

Net income (loss)	1,317	(5,405)	1,531	(19,305)

Net income (loss) per share, basic	$0.03	$(0.15)	$0.04	$(0.53)

Weighted average shares of common stock outstanding used in computing net income (loss) per share, basic	37,958,395	36,686,053	37,563,590	36,209,051

Net income (loss) per share, diluted	$0.03	$(0.15)	$0.04	$(0.53)

Weighted average shares of common stock outstanding used in computing net income (loss) per share, diluted	41,434,178	36,686,053	40,996,972	36,209,051

ZELTIQ Aesthetics, Inc.

Condensed Consolidated Statement of Cash Flows

(In thousands)

(Unaudited)

	Year Ended
	December 31,	December 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$1,531	$(19,305)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,824	1,729
Stock-based compensation *	9,383	6,660
Deferred income taxes	(19)	19
Amortization (accretion) of investment premium (discount), net	221	343
Provision for (recovery from) doubtful accounts receivable	324	(12)
Provision for excess and obsolete inventory	853	262
Loss on disposal and write-off of property and equipment	46	2
Changes in operating assets and liabilities:
Accounts receivable	(11,219)	(3,064)
Inventory	(6,898)	2,225
Prepaid expenses and other assets	(2,419)	(693)
Deferred revenue, net of deferred costs	2,908	267
Accounts payable, accrued and other non-current liabilities	2,609	7,486

Net cash used in operating activities	(856)	(4,081)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of investments	(13,444)	(31,591)
Proceeds from sale of investments	1,000	11,143
Proceeds from maturity of investments	21,393	25,528
Purchase of property and equipment	(2,340)	(834)
Change in restricted cash	(252)	138

Net cash provided by investing activities	6,357	4,384

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock upon exercise of stock options	4,319	3,438
Tax payments related to shares withheld for vested restricted stock units	(6,594)	(876)
Tax effect of employee stock plans	87	—

Net cash (used in) provided by financing activities	(2,188)	2,562

Effect of exchange rate on cash and cash equivalents	(462)	57

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,851	2,922
CASH AND CASH EQUIVALENTS—Beginning of period	25,798	22,876

CASH AND CASH EQUIVALENTS—End of period	$28,649	$25,798

*	Stock-based compensation expense includes $833 recorded in Q4 2014 as a reduction to revenue for equity grants to a customer made in 2013 and 2014

ZELTIQ Aesthetics, Inc.

Reconciliation of Net Income (Loss) to Adjusted Earnings Before Interest, Taxes, Depreciation,

Amortization and Stock-Based Compensation (Adjusted EBITDA)

(In thousands, except for percentages)

(Unaudited)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
Dollars	2014	2013	2014	2013
Net income (loss), as reported	$1,317	$(5,405)	$1,531	$(19,305)

Adjustments to net income (loss):
Interest income and other (expense) income, net	72	39	362	(183)
Income tax expense	218	61	231	140
Depreciation and amortization	474	458	1,824	1,729
Stock-based compensation expense *	2,354	2,563	9,383	6,660

Total adjustments to net income (loss)	3,118	3,121	11,800	8,346

Adjusted EBITDA	$4,435	$(2,284)	$13,331	$(10,959)

	Three Months Ended		Year Ended
	December 31,	December 31,	December 31,	December 31,
As a Percentage of Revenue	2014	2013	2014	2013
Net income (loss), as reported	2.6%	-15.1%	0.9%	-17.3%

Adjustments to net income (loss):
Interest income and other (expense) income, net	0.2%	0.1%	0.2%	-0.1%
Income tax expense	0.4%	0.1%	0.1%	0.1%
Depreciation and amortization	0.9%	1.3%	1.0%	1.5%
Stock-based compensation expense *	4.6%	7.2%	5.4%	6.0%

Total adjustments to net income (loss)	6.1%	8.7%	6.7%	7.5%

Adjusted EBITDA Margin	8.7%	-6.4%	7.6%	-9.8%

*	Stock-based compensation expense includes $833 recorded in Q4 2014 as a reduction to revenue for equity grants to a customer made in 2013 and 2014